                                                Filed Pursuant to Rule 424(B)(5)
                                                      Registration No. 333-48017


            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 19, 1998

                                  $250,000,000
                              H. J. HEINZ COMPANY
                      6.375% DEBENTURES DUE JULY 15, 2028
                            ------------------------

     Interest on the Debentures is payable on January 15 and July 15 of each year, commencing January 15, 1999. The Debentures are not redeemable prior to maturity. The Debentures will be represented by one or more global Debentures registered in the name of the nominee of The Depository Trust Company. Beneficial interests in the global Debentures will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as described herein, Debentures in definitive form will not be issued. The Debentures will be issued only in denominations of $1,000 and integral multiples thereof. The Debentures will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity for the Debentures will therefore settle in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds. See "Description of the Debentures--Book-Entry System".
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                                                INITIAL PUBLIC         UNDERWRITING        PROCEEDS TO
                                               OFFERING PRICE(1)       DISCOUNT(2)        COMPANY(1)(3)
                                               -----------------       -----------        -------------
Per Debenture................................     99.549%                0.875%             98.674%
Total........................................    $248,872,500           $2,187,500        $246,685,000

---------

(1) Plus accrued interest, if any, from July 15, 1998.
(2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(3) Before deducting estimated expenses of $122,600 payable by the Company.
                            ------------------------

     The Debentures offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Debentures will be ready for delivery in book-entry form only through the facilities of DTC in New York, New York, on or about July 15, 1998 against payment therefor in immediately available funds.

GOLDMAN, SACHS & CO.
                        J.P. MORGAN & CO.

                                           WARBURG DILLON READ LLC

                            ------------------------
            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JULY 10, 1998.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE DEBENTURES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH DEBENTURES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by H. J. Heinz Company (the "Company") with the Securities and Exchange Commission under the Securities Exchange Act of 1934 are hereby incorporated by reference in this Prospectus Supplement and the
Prospectus:

      (i) The Company's Annual Report on Form 10-K for the year ended April 30, 1997 (File No. 1-3385);

      (ii) The Company's Quarterly Reports on Form 10-Q for the three months ended July 30, 1997, the six months ended October 29, 1997 and the nine months ended January 28, 1998, respectively; and

     (iii) The Company's Current Reports on Form 8-K, dated March 25, 1998 and July 10, 1998.

     Reference is made to the information appearing under "Incorporation of Certain Documents by Reference" in the Prospectus.

                            ------------------------

                                  THE COMPANY

     The Company and its subsidiaries manufacture and market an extensive line of processed food products throughout the world. The Company's products include ketchup and sauces/condiments, pet food, tuna and other seafood products, baby food, frozen potato products, soup (canned and frozen), lower calorie products (frozen entrees, frozen desserts, frozen breakfasts and other products), beans, pasta, bakery products, full calorie frozen dinners and entrees, chicken, vegetables and fruits (frozen and canned), frozen pizza and pizza components, coated products, meats, edible oils, pickles, vinegar, nutritional/performance drinks, margarine/shortening, juices and other processed food products. The Company also operates and franchises weight control classes and operates other related programs and activities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for the year ended April 29, 1998 was 5.29. The ratios of earnings to fixed charges were calculated by dividing earnings by fixed charges. Earnings were calculated by adding income before income taxes and the cumulative effect of accounting change, interest expense (including amortization of debt expense and any discount or premium relating to indebtedness), the interest component of rental expense and the amortization of capitalized interest. Fixed charges were calculated by adding interest expense (including amortization of debt expense and any discount or premium relating to indebtedness), capitalized interest and the interest component of rental expense. Reference is made to the information appearing in Exhibit 12 to the Company's Current Report on Form 8-K dated July 10, 1998.

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of the Debentures are estimated to be $246,562,400 after the deduction of the underwriting discount and of the estimated expenses payable by the Company. The Company intends to use all of the net proceeds from this offering to repay outstanding commercial paper bearing interest based upon prevailing 30-day commercial paper rates. On July 1, 1998, the weighted average interest rate on the outstanding commercial paper expected to be repaid with the proceeds of this offering was 5.60% and the weighted average maturity of such indebtedness was approximately 45 days.

                         DESCRIPTION OF THE DEBENTURES

     The following description of the particular terms of the Debentures offered hereby (referred to in the Prospectus as the "Offered Debt Securities") supplements, and to the extent inconsistent therewith, replaces, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which description reference is hereby made. The following summary of the Debentures is qualified in its entirety by reference to the Indenture referred to in the Prospectus (the "Indenture").

     The Debentures constitute a separate series of Debt Securities to be issued pursuant to the Indenture. The Debentures will be limited to $250,000,000 in aggregate principal amount. The Debentures will be issued only in fully registered book-entry form, in denominations of $1,000 and integral multiples of $1,000. The Debentures will bear interest from July 15, 1998 at the annual rate set forth on the cover page of this Prospectus Supplement, and will mature on July 15, 2028 (the "Maturity Date"). Interest on the Debentures will be payable semi-annually on January 15 and July 15, commencing January 15, 1999, to the Persons in whose names the Debentures (or any predecessor Debentures) are registered at the close of business on the applicable Regular Record Date, which is the January 1 or July 1 next preceding such Interest Payment Date. For so long as the Debentures are held solely in book-entry form through the facilities of DTC, the only registered holder of the Debentures ("Holder") will be Cede & Co., as nominee for DTC. The Debentures will not be redeemable by the Company prior to their stated maturity and will not be subject to any sinking fund.

     The Debentures will be subject to defeasance and discharge and to defeasance of certain obligations as described under "Description of Securities--Defeasance" in the Prospectus.

BOOK-ENTRY SYSTEM

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     The Debentures initially will be represented by one or more global debentures (the "Global Debentures") registered in the name of the nominee of DTC except as set forth below. The Company has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the registered Holder of the Global Debentures. Unless and until Certificated Debentures are issued under the limited circumstances described herein, no person acquiring an interest in the Debentures (a "Book-Entry Debenture Owner") will be entitled to receive a certificate representing such person's interest in such Debentures. All references herein or in the Prospectus to actions by Holders shall refer to actions taken by DTC upon instructions from its Participants (as defined herein), and all references herein or in the Prospectus to payments to Holders shall refer to payments to DTC or Cede & Co., as the registered Holder of the Global Debentures, for distribution to Book-Entry Debenture Owners in accordance with DTC procedures.

     The following is based on information furnished by DTC:

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve

System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules (as defined herein) applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Book-Entry Debenture Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Debentures may do so only through Participants and Indirect Participants. In addition, Book-Entry Owners will receive all payments of principal, premium, if any, and interest from the Trustee through Participants and, if applicable, Indirect Participants. Under a book-entry format, Book-Entry Debenture Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Book-Entry Debenture Owners. Book-Entry Debenture Owners will not be recognized by the Trustee as Holders, as such term is used in the Indenture, and Book-Entry Debenture Owners will only be permitted to exercise the rights of Holders indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Debentures and is required to receive and transmit payments of principal, premium, if any, and interest on the Debentures. Participants and Indirect Participants with which Book-Entry Debenture Owners have accounts with respect to the Debentures similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Book-Entry Debenture Owners.

     Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Book-Entry Debenture Owner to pledge Debentures to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Debentures, may be limited due to the lack of a physical certificate for such Debentures.

     DTC has advised the Company that it will take any action permitted to be taken by a Holder under the Indenture only at the direction of one or more Participants to whose account with DTC the Debentures are credited.

     Debentures in fully registered certificated form ("Certificated Debentures") will be issued to Book-Entry Debenture Owners or their nominees, rather than to DTC or its nominees, only if (i) the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Debentures, and the Trustee or the Company is unable to locate a qualified successor, or (ii) the Company, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Certificated Debentures. Upon surrender by DTC of a Global Debenture representing the Debentures and instructions for re-registration, the Trustee will issue the Debentures in the form of Certificated Debentures, and thereafter the Trustee will recognize the registered holders of such Certificated Debentures as Holders under the Indenture.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement and related Pricing Agreement referred to therein, the Company has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase, the principal amounts of the Debentures set forth opposite its name below.

                                                                PRINCIPAL
                                                                 AMOUNT
                        UNDERWRITER                           OF DEBENTURES
                        -----------                           -------------
Goldman, Sachs & Co.........................................  $ 84,000,000
J.P. Morgan Securities Inc..................................    83,000,000
Warburg Dillon Read LLC.....................................    83,000,000
                                                              ------------
     Total..................................................  $250,000,000
                                                              ============

     Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Debentures, if any are taken.

     The Underwriters propose to offer the Debentures in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such price less a concession of 0.500% of the principal amount of the Debentures. The Underwriters may allow, and such dealers may reallow, a concession not in excess of 0.250% of the principal amount of the Debentures to certain brokers and dealers. After the Debentures are released for sale to the public, the offering price and other selling terms may be varied by the Underwriters.

     The Debentures are a new issue of securities with no established trading market. The Underwriters have advised the Company that they intend to make a market in the Debentures but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Debentures.

     In connection with the offering, the Underwriters may purchase and sell the Debentures in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Underwriters in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Debentures, and short positions created by the Underwriters involve the sale by the Underwriters of a greater aggregate principal amount of Debentures than they are required to purchase from the Company in the offering. The Underwriters also may impose a penalty bid whereby selling concessions allowed to broker-dealers in respect of Debentures sold in the offering may be reclaimed by the Underwriters if such Debentures are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Debentures, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

     In the ordinary course of business, certain of the Underwriters and their affiliates have engaged and may engage in the future in investment banking and commercial banking transactions with the Company and its affiliates.

                             VALIDITY OF DEBENTURES

     The validity of the Debentures will be passed upon for the Company by Lawrence J. McCabe, Senior Vice President, General Counsel and Secretary of the Company, and for the Underwriters by Sullivan & Cromwell, New York, New York. Mr. McCabe beneficially owns shares of the Company's common stock and holds options to purchase additional shares of common stock.

                                      LOGO

                              H. J. HEINZ COMPANY

                                DEBT SECURITIES
                            AND WARRANTS TO PURCHASE
                                DEBT SECURITIES
                            ------------------------

     H. J. Heinz Company (the "Company") may offer, from time to time, debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness (the "Debt Securities") which Debt Securities may include warrants (the "Warrants") in respect thereof at an aggregate principal amount not to exceed $750,000,000 (including the principal amount of Debt Securities deliverable upon exercise of Warrants), or, if the principal of the Debt Securities is payable in a foreign or composite currency, the equivalent thereof at the time of the offering. The Debt Securities may be offered as separate series and may be offered in amounts, at prices and on terms to be determined at the time of sale. When a particular series of Debt Securities (the "Offered Debt Securities") are offered, a supplement to this Prospectus (a "Prospectus Supplement") will be delivered with this Prospectus setting forth the terms of such Offered Debt Securities, including, if applicable, the specific designation, aggregate principal amount, denominations, currency, purchase price, maturity, rate (which may be fixed or variable) and time of payment of interest, redemption terms, and any listing on a securities exchange of the Offered Debt Securities and terms of the Warrants (if applicable).

     The Debt Securities may be issued in registered or bearer form or both. In addition, all or a portion of the Debt Securities of a series may be issued in temporary or permanent global form. Debt Securities in bearer form will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions.

     The Company may sell the Offered Debt Securities and Warrants to or through underwriters, and also may sell the Offered Debt Securities and Warrants directly to other purchasers or through agents. See "Plan of Distribution." The accompanying Prospectus Supplement will set forth the names of any underwriters or agents involved in the sale of the Offered Debt Securities and Warrants in respect of which this Prospectus is being delivered, the principal amounts, if any, of Offered Debt Securities to be purchased by such underwriters and the compensation, if any, of such underwriters or agents. The net proceeds to the Company from such sale will be set forth in the Prospectus Supplement.

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS MARCH 19, 1998.

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                               ------------------

                               TABLE OF CONTENTS

Available Information.......................................    3
Incorporation of Certain Documents
  by Reference..............................................    3
The Company.................................................    4
Ratio of Earnings to Fixed Charges..........................    5
Use of Proceeds.............................................    5
Description of Debt Securities..............................    5
Description of Warrants.....................................   10
Plan of Distribution........................................   11
Legal Opinions..............................................   12
Experts.....................................................   12
Special Note Regarding Forward Looking Statements...........   12

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy materials and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy materials and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be inspected on the Internet at the Commission's website (http://www.sec.gov). In addition, reports, proxy materials and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104, on which exchanges the Company's Common Stock, par value $.25 per share (the "Common Stock"), is listed.

     The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") (which term encompasses any amendments thereto) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement including the exhibits filed as a part thereof or otherwise incorporated therein. Statements made in this Prospectus as to the contents of any documents referred to are not necessarily complete, and in each instance reference is made to such exhibit for a more complete description and each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1997 filed with the Commission (File No. 1-3385) and the Company's Quarterly Reports on Form 10-Q for the three months ended July 30, 1997, the six months ended October 29, 1997 and the nine months ended January 28, 1998 are incorporated herein by reference.

     All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus has been delivered, upon written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference into such documents) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to the Corporate Affairs Department, H. J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230-0057; telephone number (412) 456-6000.

                                  THE COMPANY

     The Company was incorporated in Pennsylvania on July 27, 1900. In 1905, it succeeded to the business of a partnership operating under the same name which had developed from a food business founded in 1869 at Sharpsburg, Pennsylvania by Henry J. Heinz. The principal executive offices of the Company are located at 600 Grant Street, Pittsburgh, Pennsylvania 15219 and its telephone number is 412-456-5700.

     The Company and its subsidiaries manufacture and market an extensive line of processed food products throughout the world. The Company's products include ketchup and sauces/condiments, pet food, tuna and other seafood products, baby food, frozen potato products, soup (canned and frozen), lower calorie products (frozen entrees, frozen desserts, frozen breakfasts, dairy and other products), beans, pasta, full calorie frozen dinners and entrees, coated products, bakery products, vegetables and fruits (frozen and canned), chicken, frozen pizza and pizza components, edible oils, margarine/shortening, vinegar, pickles, juices, canned meats and other processed food products. The Company also operates and franchises weight control classes and operates other related programs and activities.

     The Company's products are widely distributed around the world. Many of the Company's products are marketed under the "Heinz" trademark, principally in the United States, Canada, the United Kingdom, other western European countries, Australia, Venezuela, Japan, the People's Republic of China, the Republic of Korea and Thailand. Other important trademarks include "Star-Kist" for tuna products, "Ore-Ida" for frozen retail potato products, "Bagel Bites" for pizza snack products, "Moore's" for retail coated vegetables, "Rosetto" for frozen pasta products, "Earth's Best" for baby food and "Dyna Bites" and "Cheese Bites" for retail snack products, all of which are marketed in the United States. "9 Lives" is used for cat foods, "Kibbles N' Bits", "Ken-L-Ration", "Reward" and "IVD" for dog food, "Jerky Treats", "Meaty Bone", "Snausages" and "Pup-Peroni" for dog snacks, and "Nature's Recipe" for dog and cat foods, all of which are marketed in the United States and Canada. "Amore" is used for cat foods, "Kozy Kitten" for canned cat foods, "Cycle", "Gravy Train", "Skippy Premium", "Recipe" and "Vets" for dog food, and "Pounce" for cat treats, all of which are marketed in the United States. "Chef Francisco" is used for frozen soups and "Omstead" is used for frozen vegetables, frozen coated products and frozen fish products, both of which are marketed in the United States and Canada. "Pablum" is used for baby food products marketed in Canada. "Plasmon", "Nipiol" and "Dieterba" are used for baby food products, "Ortobuono" for pickled vegetables and fruit in syrup, "Mare D'Oro" for seafood and "Mareblu" for tuna, "Mr. Foody" for table and kitchen sauces, and "Bi-Aglut", "Aproten", "Polial" and "Dialibra" for nutraceutical products, all of which are mainly marketed in Italy. "Petit Navire" is used for tuna and mackerel products, "Marie Elisabeth" for sardines and tuna and "Orlando" and "Guloso" for tomato products, all of which are marketed in various European countries. "John West" is used for tuna, salmon and other products in the United Kingdom and other European countries. "Pudliszki" is used for ketchup and other products in Poland. "Wattie's" is used for various grocery products and frozen foods, "Tegel" for poultry products, "Chef" and "Champ" for cat and dog foods and "Craig's" for jams and marmalades, all of which are marketed in New Zealand, Australia and the Asia/Pacific region. "Hellaby" is used for canned meats in New Zealand and the Asia/Pacific region. "Farley's" and "Farex" are used for baby food products marketed in Europe, Canada, India, Australia and New Zealand. "Glucon D" and "Complan" are used for nutritional drink mixes marketed in India and in the case of "Complan" also Latin America and New Zealand. "Ganave" is used for pet food in Argentina. "N/R Original Recipe" is used for dog and cat foods marketed in various European countries and "Martins", "Medi-Cal" and "Techni-cal" are used for dog and cat foods in Canada, certain European countries and Japan. "Weight Watchers" is used in numerous countries in conjunction with owned and franchised weight control classes, programs, related activities and certain food products. "Budget Gourmet" is used for frozen entrees and dinners. The Company also markets certain products under other trademarks and brand names and under private labels.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's consolidated ratio of earnings to fixed charges for the periods shown.

                                                 FISCAL YEAR ENDED
NINE MONTHS ENDED   ----------------------------------------------------------------------------
JANUARY 28, 1998    APRIL 30, 1997   MAY 1, 1996   MAY 3, 1995   APRIL 27, 1994   APRIL 28, 1993
----------------    --------------   -----------   -----------   --------------   --------------
      5.48               2.56           4.34          4.98            6.20             4.88

     The ratios of earnings to fixed charges were calculated by dividing earnings by fixed charges. Earnings were calculated by adding income before income taxes and the cumulative effect of accounting change, interest expense (including amortization of debt expense and any discount or premium relating to indebtedness), the interest component of rental expense and the amortization of capitalized interest. Fixed charges were calculated by adding interest expense (including amortization of debt expense and any discount or premium relating to indebtedness), capitalized interest and the interest component of rental expense.

                                USE OF PROCEEDS

     Except as may be set forth in a Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities to repay short-term debt, to reduce or retire from time to time other indebtedness, to purchase common stock of the Company pursuant to the Company's ongoing stock repurchase program and for other general corporate purposes, including for capital expenditures for business development.

     Depending on market conditions, the financial needs of the Company and other factors, the Company may, from time to time, undertake additional financings. The amount and timing of such financings, if any, cannot be determined at this time.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Offered Debt Securities and the extent, if any, to which such general provisions may apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

     The Debt Securities are to be issued under an Indenture (the "Indenture"), dated as of July 15, 1992, between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"), which is filed as an exhibit to the Registration Statement. The following summary of certain general provisions of the Indenture and the Debt Securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Indenture, including the definitions therein of certain terms. Whenever particular provisions in the Indenture are referred to herein, such provisions are incorporated by reference herein. Unless otherwise defined herein, all capitalized terms in this section have the definitions ascribed to such terms in the Indenture, which definitions are incorporated by reference herein.

GENERAL

     The Indenture does not limit the amount of Debt Securities that may be issued thereunder and provides that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time. The Debt Securities may be issued from time to time in one or more series. The Debt Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Indenture does not limit the amount of other indebtedness or securities, other than certain secured indebtedness as described below, that may be issued by the Company.

     Debt Securities of a series may be issued in registered form ("Registered Securities") or bearer form ("Bearer Securities") or both as specified in the terms of the series. Debt Securities in bearer form will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions. Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") registered in the name of a depository or its nominee and, in such case, beneficial interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

     Reference is made to the Prospectus Supplement relating to the particular series of Offered Securities offered thereby for the following terms of the Offered Debt Securities:

     - The designation, aggregate principal amount and authorized denominations;

     - The issue price expressed as a percentage of the aggregate principal amount;

     - The date or dates of maturity;

     - The interest rate per annum (fixed or floating) or the method by which such interest rate will be determined;

     - The dates interest will commence accruing and, if applicable, be paid and, for Registered Securities, the record dates for interest payments;

     - Where principal and interest, if any, will be paid;

     - Any optional or mandatory sinking fund provisions;

     - The dates and redemption prices relating to any optional or mandatory redemption provisions and other terms and provisions of any optional or mandatory redemptions;

     - The denominations of Registered Securities if other than denominations of $1,000 and any multiple thereof, and the denominations of Bearer Securities if other than denominations of $5,000;

     - The portion of the principal amount payable on declaration of acceleration of maturity or provable in bankruptcy, if other than the principal amount;

     - Any Events of Default, if not set forth in the Indenture;

     - The currency or currencies, including composite currencies, of payment of the principal of (and premium, if any) and interest (if any), if other than the currency of the United States of America;

     - If the principal (and premium, if any) or interest, if any, are to be payable, at the election of the Company or any holder thereof, in coin or currency other than that in which the Offered Debt Securities of the series are stated to be payable, the period or periods within which, and the terms and conditions on which, such election may be made;

     - If such securities are to be denominated in a currency or currencies, including composite currencies, other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of Holders of such Offered Debt Securities as Outstanding Securities under the Indenture;

     - If the amount of payments of principal of (and premium, if any), or portions thereof, or interest may be determined with reference to an index, formula or other method, the manner of determining such amounts;

     - Whether the Offered Debt Securities will be issuable in registered or bearer form or both, any restrictions applicable to the offer, sale or delivery of the Offered Debt Securities in bearer form and whether the Offered Debt Securities in bearer form will be exchangeable (and the terms on which such exchange may be made) for Offered Debt Securities in registered form;

     - Whether Offered Debt Securities will be issued in whole or in part in the form of one or more Global Securities and, if so, the method of transferring beneficial interest in such Global Security or Global Securities;

     - The application, if any, of certain provisions of the Indenture relating to defeasance and discharge, and related conditions;

     - Any additional restrictive covenants or other material terms relating thereto which may not be inconsistent with the Indenture; and

     - Any applicable federal income tax consequences.

     Reference also is made to the Prospectus Supplement relating to the particular series of Offered Debt Securities offered thereby for information with respect to Warrants to purchase such Offered Debt Securities, if any.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, principal (and premium, if any) will be payable and the Registered Securities will be transferable at the corporate trust office of the Trustee in New York, New York. Unless other arrangements are made, interest, if any, will be paid by checks mailed to the Holders of Registered Securities at their registered addresses. To the extent set forth in the Prospectus Supplement relating thereto, Bearer Securities and the coupons appertaining thereto will be payable, against surrender thereof, subject to any applicable laws and regulations, at the offices of such paying agencies outside the United States as the Company may appoint from time to time. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     One or more series of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

     The Company will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the Company to purchase Offered Debt Securities at the option of the holders thereof. Any such obligation applicable to a Series of Debt Securities will be described in the Prospectus Supplement or Prospectus Supplements relating thereto.

     The Company may at any time purchase Debt Securities at any price in the open market or otherwise. Debt Securities so purchased by the Company may, at its sole option, be held, resold or surrendered to the Trustee for cancellation.

HIGHLY LEVERAGED TRANSACTIONS

     Unless otherwise described in a Prospectus Supplement relating to any Offered Debt Securities, there are no covenants or provisions contained in the Indenture which may afford the holders of Offered Debt Securities direct protection in the event of a highly leveraged transaction involving the Company.

CERTAIN DEFINITIONS

     "Consolidated Net Assets" means total assets after deducting therefrom all current liabilities as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

     "Funded Debt" means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and
(ii) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized and to be included for the purposes of the definition of Consolidated Net Assets both as an asset and as Funded Debt at the amount so capitalized).

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal Property" means any manufacturing or processing plant or warehouse owned at the date hereof or hereafter acquired by the Company or any Restricted Subsidiary of the Company which is located within the

United States and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Assets other than (i) any such manufacturing or processing plant or warehouse or any portion thereof (together with the land on which it is erected and fixtures comprising a part thereof) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Internal Revenue Code (or which receive similar tax treatment under any subsequent amendments thereto or any successor laws thereof or under any other similar statute of the United States), (ii) any property which in the opinion of the Board of Directors is not of material importance to the total business conducted by the Company as an entirety or (iii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

     "Restricted Subsidiary" means a Subsidiary of the Company (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States and (ii) which owns a Principal Property.

     "Subsidiary" means any corporation more than 50% of the outstanding Voting Stock of which at the time of determination is owned, directly or indirectly, by the Company and/or by one or more other Subsidiaries.

     "Voting Stock" means capital stock of a corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power upon the occurrence of any contingency).

RESTRICTIONS ON SECURED DEBT

     If the Company or any Restricted Subsidiary shall after the date of the Indenture incur or guarantee any evidence of indebtedness for money borrowed ("Debt") secured by a mortgage, pledge or lien ("Mortgage") on any Principal Property of the Company or any Restricted Subsidiary, or on any share of stock or Debt of any Restricted Subsidiary, the Company will secure or cause such Restricted Subsidiary to secure the Debt Securities, other than any series of Debt Securities established by or pursuant to a Board Resolution or in one or more supplemental indentures which specifically provide otherwise, equally and ratably with (or, at the Company's option, prior to) such secured Debt, unless the aggregate amount of all such secured Debt would not exceed 10% of Consolidated Net Assets.

     The above restrictions will not apply to, and there will be excluded from secured Debt in any computation under such restrictions, Debt secured by (a) Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages in favor of the Company or a Restricted Subsidiary,
(c) Mortgages in favor of governmental bodies to secure progress, advance or other payments pursuant to any contract or provisions of any statute, (d) Mortgages on property, shares of capital stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and purchase money and construction Mortgages which are entered into within time limits specified in the Indenture, (e) Mortgages securing industrial revenue bonds, pollution control bonds or other similar tax-exempt bonds, (f) mechanics' and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith, (g) Mortgages arising from deposits with or the giving of any form of security to any governmental agency required as a condition to the transaction of business or to the exercise of any privilege, franchise or license, (h) Mortgages for taxes, assessments or governmental charges or levies which are not then due or, if delinquent, are being contested in good faith, (i) Mortgages (including judgment liens) arising from legal proceedings being contested in good faith, (j) Mortgages existing at the date of the Indenture and (k) any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (a) through (j) inclusive.

MERGER AND CONSOLIDATION

     The Company covenants that it will not merge or sell, convey, transfer or lease all or substantially all of its assets unless the successor Person is the Company or another Person organized under the laws of the United States (including any state thereof and the District of Columbia) which assumes the Company's obligations on the Debt Securities and under the Indenture and, after giving effect to such transaction, the Company or the successor Person would not be in default under the Indenture.

EVENTS OF DEFAULT

     The Indenture defines "Events of Default" with respect to the Debt Securities of any series as being one of the following events: (i) default in the payment of any installment of interest on that series for 30 days after becoming due; (ii) default in the payment of principal on that series when due;
(iii) default in the deposit of any sinking fund payment when due; (iv) default in the performance or breach of any other covenant or warranty in the Debt Securities of that series or the Indenture (other than a covenant included in the Indenture solely for the benefit of any series of Debt Securities other than that series) for 90 days after notice; (v) certain events of bankruptcy, insolvency or reorganization; and (vi) any other Event of Default provided with respect to Debt Securities of that series. If an Event of Default shall occur and be continuing with respect to the Debt Securities of any series, either the Trustee or the holders of at least 25% in principal amount of the Debt Securities then outstanding of that series may declare the principal (or such portion thereof as may be specified in the Prospectus Supplement relating to such series) of the Debt Securities of such series to be due and payable. Under certain conditions, such a declaration may be annulled.

     The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default known to it, give the holders of Debt Securities notice of all uncured defaults known to it (the term "default" to mean the events specified above without grace periods); provided, however, that, except in the case of default in the payment of principal of or interest on any Debt Security, the Trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of Debt Securities.

     The Company will be required to furnish to the Trustee annually a statement by certain officers of the Company to the effect that to the best of their knowledge the Company has complied with all of its conditions and covenants under the Indenture or, if the Company has not so complied, specifying each such default.

     The holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series, and to waive certain defaults with respect thereto. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of Debt Securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

MODIFICATION OF THE INDENTURE

     With certain exceptions, the Indenture may be modified or amended with the consent of the holders of not less than a majority in principal amount of the outstanding Debt Securities of each series affected by the modification; provided, however, that no such modification or amendment may be made, without the consent of the holder of each Debt Security affected, which would (i) reduce the principal amount of or the interest on any Debt Security, change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or the other terms of payment thereof, or (ii) reduce the above-stated percentage of Debt Securities, the consent of the holders of which is required to modify or amend the Indenture, or the percentage of Debt Securities of any series, the consent of the holders of which is required to waive compliance with certain provisions of the Indenture or to waive certain past defaults.

DEFEASANCE AND DISCHARGE

     The Indenture provides that the Company may elect, with respect to the Debt Securities of any series, either:

          (i) to terminate (and be deemed to have satisfied) any and all obligations in respect of such Debt Securities (except for certain obligations to register the transfer or exchange or Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the Debt Securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified Debt Securities); or

          (ii) to be released from its obligations with respect to such Debt Securities under Section 1004 of the Indenture (being the restrictions described above under "Restrictions on Secured Debt");

in either case on the 91st day after the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined) which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest, if any, on and any mandatory sinking fund payments in respect of such Debt Securities on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such a trust may be established only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (who may be counsel to the Company) to the effect that, based upon applicable Federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such Debt Securities. The designation of such provisions, Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto. If so specified with respect to the Debt Securities of a series, such a trust may be established only if establishment of the trust would not cause the Debt Securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.

CONCERNING THE TRUSTEE

     The First National Bank of Chicago is the Trustee under the Indenture and has been appointed by the Company as initial Security Registrar with regard to the Debt Securities. The Company currently does, and from time to time in the future may, maintain lines of credit and have customary banking relationships with the Trustee. The Trustee currently serves as trustee for the Company's $300,000,000 6 3/4% Notes due 1999 and the $200,000,000 6 7/8% Notes due 2003.
In addition, the Trustee may serve as trustee for other debt securities issued by the Company from time to time.

                            DESCRIPTION OF WARRANTS

     The Company may issue, together with other Debt Securities, Warrants for the purchase of Debt Securities. The Warrants will be issued under Warrant Agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant Agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement or Prospectus Supplements relating to Warrants being offered thereby. A copy of the form of Warrant Agreement, including the form of Warrant Certificate representing the Warrants (the "Warrant Certificates"), is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Warrant Agreement and the Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

     The Prospectus Supplement or Prospectus Supplements relating to any Warrants will describe the terms of the Warrants offered thereby, the Warrant Agreement relating to such Warrants and the Warrant Certificates representing such Warrants, including the following:

     - The designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Warrants and the procedures and conditions relating to the exercise of such Warrants;

     - The designation and terms of any related Debt Securities with which such Warrants are issued and the number of such Warrants issued with each such Debt Security;

     - The date such Warrants and the related Debt Securities will be separately transferrable, if applicable;

     - The principal amount of Debt Securities purchasable upon exercise of such Warrants and the applicable exercise price;

     - The dates the right to exercise such Warrants shall commence and expire (the "Expiration Date");

     - A discussion of certain applicable United States Federal income tax considerations; and

     - Whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered.

     Warrant Certificates will be exchangeable for new Warrant Certificates of different denominations and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise (except to the extent that consent of holders of Warrants may be required for certain modifications of the terms of the Indenture and of a Series of Debt Securities issuable upon exercise of the Warrants) and will not be entitled to payments of principal of or interest, if any, on the Debt Securities purchasable upon such exercise.

EXERCISE OF WARRANTS

     Each Warrant will entitle the holder thereof to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the Expiration Date, unexercised Warrants will become void.

     Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. As soon as practicable after the proper exercise of a Warrant, the Company shall issue, pursuant to the Indenture, the Debt Securities purchased upon such exercise. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

                              PLAN OF DISTRIBUTION

     The Company may sell Debt Securities and Warrants to or through underwriters, and also may sell Debt Securities and Warrants directly to other purchasers or through agents. The distribution of the Debt Securities and Warrants may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Prospectus Supplement will describe the method of distribution of the Offered Debt Securities and Warrants.

     In connection with the sale of Debt Securities and Warrants, underwriters may receive compensation from the Company or from purchasers of Debt Securities and Warrants for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities and Warrants to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the purchasers for whom they may act as agent. Underwriters, dealers and agents that participate in the distribution of Debt Securities and Warrants may be deemed to underwriters, and any discounts, commissions or concessions received by them and any profit on the resale of Debt Securities or Warrants by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation will be described, in the Prospectus Supplement.

     Under agreements that may be entered into by the Company, underwriters, dealers and agents that participate in the distribution of Debt Securities or Warrants may be entitled to indemnification or contribution by the Company against certain liabilities, including liabilities under the Securities Act.

     Each underwriter, dealer and agent participating in the distribution of any Debt Securities that are issuable as Bearer Securities will agree that it will not offer, sell or deliver, directly or indirectly, Bearer Securities in the United States or to United States persons (other than qualifying financial institutions) in connection with the original issuance of such Debt Securities.

                                 LEGAL OPINIONS

     The validity of the Offered Debt Securities and Warrants will be passed upon for the Company by Lawrence J. McCabe, Senior Vice President, General Counsel and Secretary of the Company, and for the underwriters, dealers or agents, if any, by Sullivan & Cromwell, New York, New York, unless otherwise specified in the Prospectus Supplement. Mr. McCabe beneficially owns shares of the Company's common stock and holds options to purchase additional shares of common stock.

                                    EXPERTS

     The consolidated financial statements of the Company as of April 30, 1997 and May 1, 1996 and for each of the three fiscal years in the period ended April 30, 1997 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended April 30, 1997 have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

               SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     Section 21E of the Exchange Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their companies, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statements. The Company desires to take advantage of the "safe harbor" provisions of the Exchange Act with regard to the forward-looking statements contained in this Prospectus and any document incorporated by reference herein. The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and financial performance. The factors identified by the Company include, among other things, the following: general economic and business conditions in the domestic and global markets; actions of competitors, including competitive pricing; changes in consumer preferences and spending patterns; changes in social and demographic trends; changes in laws and regulations, including changes in taxation and accounting standards; foreign economic conditions, including currency exchange rate fluctuations; interest rate fluctuations; the effects of changing prices for, and availability of, the raw material used by the Company; and the effectiveness of the Company's marketing, advertising and promotional programs.

===============================================================================
     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                          PAGE
                                          ----
Incorporation of Certain Documents by
  Reference.............................  S-2
The Company.............................  S-2
Ratios of Earnings to Fixed Charges.....  S-2
Use of Proceeds.........................  S-3
Description of the Debentures...........  S-3
Underwriting............................  S-5
Validity of Debentures..................  S-6

PROSPECTUS
Available Information...................    3
Incorporation of Certain Documents by
  Reference.............................    3
The Company.............................    4
Ratio of Earnings to Fixed Charges......    5
Use of Proceeds.........................    5
Description of Debt Securities..........    5
Description of Warrants.................   10
Plan of Distribution....................   11
Legal Opinions..........................   12
Experts.................................   12
Special Note Regarding Forward Looking
  Statements............................   12

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                                  $250,000,000

                               H.J. HEINZ COMPANY

                      6.375% DEBENTURES DUE JULY 15, 2028
                            ------------------------

                                   HEINZ LOGO

                            ------------------------

                              GOLDMAN, SACHS & CO.
                               J.P. MORGAN & CO.
                            WARBURG DILLON READ LLC
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